Exhibit 2.3

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is made as of April 11, 2019, by and among Alliqua BioMedical, Inc., a Delaware corporation (“Parent”), Embark Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Adynxx, Inc., a Delaware corporation (“Company”). Parent, Merger Sub and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement (defined below).

RECITALS

WHEREAS, Parent, Merger Sub and Company are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of October 11, 2018 (including the exhibits and schedules attached thereto, the “Merger Agreement”);

WHEREAS, on November 7, 2018, Parent, Merger Sub and Company entered into Amendment No. 1 to Agreement and Plan of Merger and Reorganization (“Amendment No. 1”, and, the Merger Agreement, as amended by Amendment No. 1, the “Original Agreement”)

WHEREAS, the Parties desire to amend Exhibit A of the Original Agreement as provided herein; and

WHEREAS, the Parties constitute all of the parties required to amend the Original Agreement in accordance with Section 8.02 thereof as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Amendment to the Original Agreement.

The definition of End Date in Exhibit A of the Original Agreement is hereby amended and restated in its entirety to read as follows: ““End Date” means April 30, 2019.”

2.             Effect of Amendments. Except as amended as set forth above, the Original Agreement shall continue in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Original Agreement other than as specifically amended as set forth above. The Original Agreement, as amended hereby, remains in full force and effect. Any reference to the Original Agreement contained in the Original Agreement shall, from and after the date hereof, be deemed to refer to the Original Agreement as amended hereby. The Original Agreement, as amended by this Amendment, represents the entire understanding and agreement of the Parties with respect to the subject matter of this Amendment, supersedes all prior negotiations between the Parties, and may not be amended, supplemented, or changed orally but only by an agreement in writing signed by the Party or Parties against whom enforcement is sought and making specific reference to this Amendment. If there are any conflicts between this Amendment and the Original Agreement, then this Amendment will govern and control.

3.             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s or any other state’s or other jurisdiction’s principles of conflict of laws.

4.             Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors, heirs, executors, administrators, legal representatives, and permitted assigns.

5.             Counterparts. This Amendment may be executed in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that a signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other electronic format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf,” or other electronic format signature page were an original thereof.

* * * * *

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the Parties as of the date first written above.

PARENT:

ALLIQUA BIOMEDICAL, Inc.

By:	/s/ David I. Johnson
Name:	David I. Johnson
Title:	Chief Executive Officer

merger sub:

EMBARK MERGER SUB INC.

By:	/s/ David I. Johnson
Name:	David I. Johnson
Title:	Chief Executive Officer

company:

ADYNXX, inc.

By:	/s/ Rick Orr
Name:	Rick Orr
Title:	Chief Executive Officer

Signature Page to

Amendment No. 2 to Agreement and Plan of Merger and Reorganization